EXHIBIT 23.2




                          INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in the Registration Statement on Form S-8 of InfoNow Corporation of our report dated February 8, 2000, accompanying the consolidated financial statements of InfoNow Corporation also incorporated by reference in such Registration Statement.

/s/ Hein + Associates LLP
-------------------------
Hein + Associates LLP

Denver, Colorado
June 11, 2001